                                                                      Exhibit 11

                         AMERICAN GENERAL CORPORATION
                       Computation of Earnings Per Share
                       (In millions, except share data)

                                                                                 For the Years Ended December 31,
                                                                -------------------------------------------------------------------
                                                                   1996          1995          1994          1993          1992
                                                                -----------   -----------   -----------   -----------   -----------
Primary:
  Net income available to common stock
    Income before comulative effect of accounting changes       $       653   $       650   $       609   $       347   $       602
    Cumulative effect of accounting changes                               -             -             -          (169)            -
                                                                -----------   -----------   -----------   -----------   -----------
        Net income available to common stock                    $       653   $       650   $       609   $       178   $       602
                                                                ===========   ===========   ===========   ===========   ===========
Average shares outstanding
  Common stock                                                  242,853,420   242,797,805   247,023,309   253,611,181   254,315,022
  Assumed conversion of convertible preferred stock               1,683,373        84,858        90,429       101,000       113,000
  Assumed exercise of stock options                                 912,275       733,093       506,210       840,655       700,448
  Assumed exercise of put contracts                                       -             -         3,394             -             -
  Assumed conversion of debentures                                        -             -             -             -        54,264
                                                                -----------   -----------   -----------   -----------   -----------
      Total                                                     245,449,068   243,615,756   247,623,342   254,552,836   255,182,734
                                                                ===========   ===========   ===========   ===========   ===========
Earnings per share
  Income before comulative effect of accounting changes         $      2.66   $      2.67   $      2.46   $      1.36   $      2.36
  Cumulative effect of accounting changes                                 -             -             -         (0.66)            -
                                                                -----------   -----------   -----------   -----------   -----------
      Net income available to common stock                      $      2.66   $      2.67   $      2.46   $      0.70   $      2.36
                                                                ===========   ===========   ===========   ===========   ===========

Fully diluted:
  Net income available to common stock
    Income before comulative effect of accounting changes       $       653   $       650   $       609   $       347   $       602
    Plus:  Net dividends on convertible preferred securities             11             6             -             -             -
                                                                -----------   -----------   -----------   -----------   -----------
      Income before cumulative effect of accounting changes
        available to common stock                                       664           656           609           347           602
      Cumulative effect of accounting changes                             -             -             -          (169)            -
                                                                -----------   -----------   -----------   -----------   -----------
       Net income available to common stock                     $       664   $       656   $       609   $       178   $       602
                                                                ===========   ===========   ===========   ===========   ===========
Average shares outstanding
  Common stock                                                  242,853,420   242,797,805   247,023,309   253,611,181   254,315,022
  Assumed conversion of convertible preferred securities
   of subsidiary                                                  6,144,016     3,602,245             -             -             -
  Assumed conversion of convertible preferred stock               2,019,766        84,858        90,429       101,000       113,000
  Assumed exercise of stock options                               1,200,959       918,849       523,639       840,655       950,334
  Assumed exercise of put contracts                                       -             -         3,394             -             -
  Assumed conversion of debentures                                        -             -             -             -        54,264
                                                                -----------   -----------   -----------   -----------   -----------
      Total                                                     252,218,161   247,403,757   247,640,771   254,552,836   255,432,620
                                                                ===========   ===========   ===========   ===========   ===========
Earnings per share
  Income before comulative effect of accounting changes         $      2.63   $      2.65   $      2.46   $      1.36   $      2.36
  Cumulative effect of accounting changes                                 -             -             -         (0.66)            -
                                                                -----------   -----------   -----------   -----------   -----------
      Net income available to common stock                      $      2.63   $      2.65   $      2.46   $      0.70   $      2.36
                                                                ===========   ===========   ===========   ===========   ===========

                                      69